EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Massey Energy Company and in the related prospectuses of our reports dated March 14, 2005, with respect to the Consolidated Financial Statements and schedule of Massey Energy Company, Massey Energy Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Massey Energy Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2004:

Registration Statement Number	Description
333-71047	Form S-3, pertaining to the issuance of senior debt securities.

333-61704	Form S-8, pertaining to Massey Energy Company’s Coal Company Salary Deferral and Profit Sharing Plan.

333-23809	Form S-8, pertaining to the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors.

333-37153	Form S-8, pertaining to the Massey Executive Deferred Compensation Program.

333-18151	Form S-8, pertaining to the Massey Energy Company 1996 Executive Stock Plan.

033-58557	Form S-8, pertaining to the Massey Energy Company Stock Plan for Non-Employee Directors.

333-22157	Form S-8, pertaining to the Massey Energy Company 1988 Executive Stock Plan.

333-32696	Form S-8, pertaining to the Massey Energy Company 1999 Executive Performance Incentive Plan.

333-107173	Form S-3, pertaining to the issuance of senior convertible debt securities.

333-112076	Form S-4, pertaining to the issuance of senior debt securities.

333-115757	Form S-3, pertaining to the issuance of senior convertible debt securities.

333-118600	Form S-8, pertaining to the Massey Energy Company Stock Plan for Non-Employee Directors.

333-118601	Form S-8, pertaining to the Massey Energy Company 1997 Restricted Stock Plan for Non-Employee Directors.

/s/ Ernst & Young LLP

Richmond, Virginia

March 14, 2005